Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Information:

ICR Inc.	FGX International
R. Idalia Rodriguez	Anthony Di Paola
Investor Relations	Chief Financial Officer
203-682-8264	401-719-2253

FGX International Reports Earnings for the

Fourth Quarter and Fiscal 2009

Smithfield, RI (February 24, 2010) — FGX International (NASDAQ:FGXI), a leading designer and marketer of non-prescription reading glasses and sunglasses, today announced financial results for its fourth fiscal quarter and year ended January 2, 2010.

Highlights for the quarter include:

•      Net sales increased 5% to $64.7 million from $61.8 million in the fourth quarter of 2008.

•      Adjusted income from continuing operations in the current period, excluding transaction costs of $1.9 million, or $0.08 per diluted share, related to the pending merger with a subsidiary of Essilor International, was $9.4 million, or $0.42 per diluted share.  As reported income from continuing operations in the current period was $7.5 million, or $0.34 per diluted share, an increase of 9% compared to $6.9 million, or $0.31 per diluted share, in the fourth quarter of 2008.

•      Adjusted earnings before interest, taxes, depreciation and amortization from continuing operations, excluding merger costs, (Adjusted EBITDA) was $19.6 million.  Earnings before interest, taxes, depreciation and amortization from continuing operations (EBITDA) was flat at approximately $18.0 million, compared to the fourth quarter of 2008.

Net Sales by Segment:

($ amounts in thousands)	Three Months 2009	Three Months 2008	$ Inc / (Dec)	% Inc / (Dec)
Non-prescription Reading Glasses	$36,845	$31,707	$5,138	16%
Sunglasses & Prescription Frames	20,482	24,772	(4,290)	(17)
International	7,407	5,298	2,109	40
Total	$64,734	$61,777	$2,957	5%

Additional highlights for the quarter include:

•      Net sales of non-prescription reading glasses increased 16% in the fourth quarter of 2009 compared to the fourth quarter of 2008 due to improved performance at a major national chain drugstore account and an expanded program at a national grocery chain.

•      Net sales in the sunglasses and prescription frames segment decreased 17% in the fourth quarter of 2009 compared to the fourth quarter of 2008 due to a non-anniversaried rollout to a major customer and the deferral of orders by several major retailers from the fourth quarter of 2009 to the first and second quarters of 2010.  This decrease was partially offset by a full quarter of sales by Dioptics Medical Products, which was acquired November 26, 2008.

•      Net sales in the Company’s international segment were up 40% in the fourth quarter, while on a constant currency basis international net sales increased 28%, when compared to the corresponding year ago period.  This increase was principally due to strong sales of reading glasses to a major Canadian chain.

Highlights for fiscal 2009 include:

•      Net sales increased 9% to $259.3 million from $237.1 million in fiscal 2008.

•      Adjusted income from continuing operations in fiscal 2009, excluding merger costs of $1.9 million, or $0.08 per diluted share, was $23.0 million, or $1.03 per diluted share.  As reported income from continuing operations in fiscal 2009 was $21.1 million or $0.95 per diluted share, a 30% increase from the fiscal 2008 results of $16.3 million, or $0.76 per diluted share.

•      Adjusted EBITDA for fiscal 2009 was $59.2 million.  EBITDA for fiscal 2009 was $57.3 million, an increase of 9% compared to $52.3 million in fiscal 2008.

Net Sales by Segment:

($ amounts in thousands)	Fiscal 2009	Fiscal 2008	$ Inc / (Dec)	% Inc / (Dec)
Non-prescription Reading Glasses	$128,476	$126,761	$1,715	1%
Sunglasses & Prescription Frames	99,610	78,991	20,619	26
International	31,189	31,354	(165)	(1)
Total	$259,275	$237,106	$22,169	9%

Additional highlights for fiscal 2009 include:

•      Net sales of non-prescription reading glasses increased 1% in fiscal 2009 compared to the year ago period due to organic growth at existing customers, partially offset by the impact of the discontinuation of an opening price point program at Wal-Mart in 2008 and a non-anniversaried program update at a major customer.

•      Net sales in the sunglasses and prescription frames segment increased 26% in fiscal 2009 compared to the corresponding year-ago period due to the addition of sales by Dioptics Medical Products, partially offset by a reduction of promotional programs in the current year at a major retailer and a non-anniversaried roll-out at a second large customer.

•      International net sales were down 1% in fiscal 2009 compared to fiscal 2008, while on a constant currency basis international net sales were up 13% due to a reading glass roll-out at a major Canadian chain, partially offset by non-anniversaried roll-outs in the U.K.

Reconciliations of EBITDA, free cash flow and net debt, which are non-GAAP measures, are included in the Consolidated Statements of Operations and Other Selected Data, and related notes thereto, attached to this release.  The Company believes that these non-GAAP measures are useful for an understanding of its ongoing business.

Additional fiscal 2009 and fourth quarter 2009 details:

•      In the fourth quarter of 2009, gross profit as a percentage of net sales was 60.0%, compared to 58.0% in the fourth quarter of 2008.  This improvement was due to favorable product mix, lower product costs and reduced freight rates.  For fiscal 2009, gross profit as a percentage of net sales was 56.8% compared to 56.1% in fiscal 2008, with the improvement resulting from the same factors that impacted the fourth quarter of 2009.

•      In the fourth quarter of 2009, adjusted operating income increased to $16.0 million, or 25% of net sales, from $13.0 million, or 21% of net sales, in the fourth quarter of 2008. The increase in operating income was driven by increased sales, improved gross margins and the leveraging effect of increased volume.  For fiscal 2009, adjusted operating income increased to $42.0 million, or 16% of net sales, compared to $33.0 million or 14% of net sales, in fiscal 2008, with the improvement resulting from the same factors that impacted the fourth quarter of 2009.

Merger

As previously announced on December 16, 2009, the Company has signed a definitive agreement to merge with a subsidiary of Essilor International of Charenton-le-Pont, France.  The transaction is subject to customary closing conditions, including FGX International shareholder approval.  A special meeting of shareholders to consider and vote upon a proposal to approve the merger is scheduled for March 9, 2010.

In light of the merger agreement with Essilor International, FGX will not be hosting a conference call to discuss its fourth quarter and fiscal year 2009 financial results and will not update prior financial guidance for 2010.

About FGX International

FGX International Holdings Limited is a leading designer and marketer of non-prescription reading glasses and sunglasses with a portfolio of established, highly recognized eyewear brands including Foster Grant®, Magnivision®, Angel ™ , Gargoyles®, Anarchy®, SolarShield®, PolarEyes® and Corinne McCormack®.  FGXI also holds licenses for brands such as Ironman, Levi Strauss, Body Glove, Rawlings and C9 by Champion.  Based in Smithfield, Rhode Island, FGXI has approximately 375 full time employees.  Additional offices are located in San Luis Obispo, CA; New York, NY; Toronto, Canada; Stoke-on-Trent, England; Mexico City, Mexico; and Shenzhen, China.

Forward-Looking Statements

Statements in this press release that are not statements of historical fact or that express our confidence, expectations, objectives, intentions, plans, or strategies or otherwise anticipate the future, including, without limitation, statements regarding our future prospects, revenues, costs, results of operations and profitability contained in the Outlook section of this press release, are forward-looking statements.  These forward-looking statements are not guarantees of future performance, and they are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements.  These risks and uncertainties include, but are not limited to: the Company may be unable to gain shareholder approval for the proposed merger or to successfully complete the proposed merger.  Forward-looking statements contained in this press release speak only as of the date hereof.  We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

FGX INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER SELECTED DATA

(unaudited, in thousands, except per share data)

Reconciliation of “As Reported” Results in accordance with GAAP to “Adjusted” Results(2), a non GAAP measure.

	Three months ended
	January 2, 2010
	As Reported	Adjustments (3)	Adjusted	January 3, 2009
Net sales:
Non-prescription reading glasses	$36,845	$—	$36,845	$31,707
Sunglasses and prescription frames	20,482	—	20,482	24,772
International	7,407	—	7,407	5,298
Total net sales	64,734	—	64,734	61,777
Cost of goods sold	25,881	—	25,881	25,945
Gross profit	38,853	—	38,853	35,832
Operating expenses:
Selling expenses	15,098	—	15,098	15,403
General and administrative expenses	8,420	(1,867)	6,553	5,970
Amortization of acquired intangibles	1,180	—	1,180	1,426
Total operating expenses	24,698	(1,867)	22,831	22,799
Operating income	14,155	1,867	16,022	13,033
Other income (expense):
Interest expense	(908)	—	(908)	(1,656)
Other income, net	82	—	82	53
Income from continuing operations before income taxes	13,329	1,867	15,196	11,430
Income tax expense	5,665	—	5,665	4,407
Income from continuing operations	7,664	1,867	9,531	7,023
Discontinued operations, net of tax	(9)	—	(9)	(32)
Net income	7,655	1,867	9,522	6,991
Less: Net income attributable to noncontrolling interest	146	—	146	157
Net income attributable to FGX International Holdings Limited	$7,509	$1,867	$9,376	$6,834
Income from continuing operations attributable to FGX International Holdings Limited
Income from continuing operations	$7,664	$1,867	$9,531	7,023
Less: Net income attributable to noncontrolling interest	146	—	146	157
Income from continuing operations attributable to FGX International Holdings Limited	$7,518	$1,867	$9,385	6,866
Basic earnings (loss) per share:
Income from continuing operations attributable to FGX International Holdings Limited	$0.34	$0.08	$0.42	$0.32
Discontinued operations, net of tax	—	—	—	—
Basic earnings per share attributable to FGX International Holdings Limited shareholders	$0.34	$0.08	$0.42	$0.32
Diluted earnings (loss) per share:
Income from continuing operations attributable to FGX International Holdings Limited	$0.34	$0.08	$0.42	$0.31
Discontinued operations, net of tax	—	—	—	—
Diluted earnings per share attributable to FGX International Holdings Limited shareholders	$0.34	$0.08	$0.42	$0.31
Basic weighted average shares outstanding	22,144	22,144	22,144	21,579
Diluted weighted average shares outstanding	22,586	22,586	22,586	21,700

See accompanying notes to Consolidated Statements of Operations and Other Selected Data.

FGX INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER SELECTED DATA

(unaudited, in thousands, except per share data)

Reconciliation of “As Reported” Results in accordance with GAAP to “Adjusted” Results(2), a non GAAP measure.

	Three months ended
	January 2, 2010
	As Reported	Adjustments (3)	Adjusted	January 3, 2009

Capital expenditures from continuing operations	$2,329		$2,329	$3,910

The table below reconciles EBITDA from continuing operations to income from continuing operations, the most directly comparable GAAP measure.

Income from continuing operations attributable to FGX International Holdings Limited	$7,518	$1,867	$9,385	$6,866
Income tax expense	5,665	—	5,665	4,407
Interest expense, net	908	—	908	1,656
Depreciation and amortization	3,673	—	3,673	5,049

EBITDA from continuing operations (1)	$17,764	$1,867	$19,631	$17,978

EBITDA margin (EBITDA / net sales)	27.4%		30.3%	29.1%

The table below reconciles Free Cash Flow to the EBITDA table above.

EBITDA from continuing operations	$17,764	$1,867	$19,631	$17,978
Less: Capital Expenditures	(2,329)	—	(2,329)	(3,910)

Free Cash Flow (1)	$15,435	$1,867	$17,302	$14,068

See accompanying notes to Consolidated Statements of Operations and Other Selected Data.

FGX INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER SELECTED DATA

(unaudited, in thousands, except per share data)

Reconciliation of “As Reported” Results in accordance with GAAP to “Adjusted” Results(2), a non GAAP measure.

	Fiscal year ended
	January 2, 2010
	As Reported	Adjustments (3)	Adjusted	January 3, 2009

Net sales:
Non-presciption reading glasses	$128,476	$—	$128,476	$126,761
Sunglasses and prescription frames	99,610	—	99,610	78,991
International	31,189	—	31,189	31,354
Total net sales	259,275	—	259,275	237,106
Cost of goods sold	111,933	—	111,933	104,152
Gross profit	147,342	—	147,342	132,954
Operating expenses:
Selling expenses	73,131	—	73,131	69,983
General and administrative expenses	29,374	(1,867)	27,507	24,676
Amortization of acquired intangibles	4,714	—	4,714	5,312
Total operating expenses	107,219	(1,867)	105,352	99,971
Operating income	40,123	1,867	41,990	32,983
Other income (expense):
Interest expense	(4,588)	—	(4,588)	(6,356)
Other income (expense), net	261	—	261	(91)
Income from continuing operations before income taxes	35,796	1,867	37,663	26,536
Income tax expense	14,242	—	14,242	9,748
Income from continuing operations	21,554	1,867	23,421	16,788
Discontinued operations, net of tax	(4,653)	—	(4,653)	757
Net income	16,901	1,867	18,768	17,545
Less: Net income attributable to noncontrolling interest	408	—	408	527
Net income attributable to FGX International Holdings Limited	$16,493	$1,867	$18,360	$17,018
Income from continuing operations attributable to FGX International Holdings Limited
Income from continuing operations	$21,554	$1,867	$23,421	16,788
Less: Net income attributable to noncontrolling interest	408	—	408	527
Income from continuing operations attributable to FGX International Holdings Limited	$21,146	$1,867	$23,013	16,261
Basic earnings (loss) per share:
Income from continuing operations attributable to FGX International Holdings Limited	$0.96	$0.08	$1.04	$0.76
Discontinued operations, net of tax	$(0.21)	$—	$(0.21)	$0.04
Basic earnings per share attributable to FGX International Holdings Limited shareholders	$0.75	$0.08	$0.83	$0.80
Diluted earnings (loss) per share:
Income from continuing operations attributable to FGX International Holdings Limited	$0.95	$0.08	$1.03	$0.76
Discontinued operations, net of tax	$(0.21)	$—	$(0.21)	$0.03
Diluted earnings per share attributable to FGX International Holdings Limited shareholders	$0.74	$0.08	$0.82	$0.79
Basic weighted average shares outstanding	22,128	22,128	22,128	21,311
Diluted weighted average shares outstanding	22,398	22,398	22,398	21,437

See accompanying notes to Consolidated Statements of Operations and Other Selected Data.

FGX INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER SELECTED DATA

(unaudited, in thousands, except per share data)

Reconciliation of “As Reported” Results in accordance with GAAP to “Adjusted” Results(2), a non GAAP measure.

	Fiscal year ended
	January 2, 2010
	As Reported	Adjustments (3)	Adjusted	January 3, 2009

Capital expenditures from continuing operations	$8,504		8,504	$13,980

The table below reconciles EBITDA from continuing operations to income from continuing operations, the most directly comparable GAAP measure.

Income from continuing operations attributable to FGX International Holdings Limited	$21,146	$1,867	$23,013	$16,261
Income tax expense	14,242	—	14,242	9,748
Interest expense, net	4,588	—	4,588	6,356
Depreciation and amortization	17,327	—	17,327	19,969

EBITDA from continuing operations (1)	$57,303	$1,867	$59,170	$52,334

EBITDA margin (EBITDA / net sales)	22.1%		22.8%	22.1%

The table below reconciles Free Cash Flow to the EBITDA table above.

EBITDA from continuing operations	$57,303	$1,867	$59,170	$52,334
Less: Capital Expenditures	(8,504)	—	(8,504)	(13,980)

Free Cash Flow (1)	$48,799	$1,867	$50,666	$38,354

The table below reconciles net debt to total debt, the most directly comparable GAAP measure.

	As of
	January 2, 2010	January 3, 2009

Long-term obligations	$60,477	$77,863
Current maturities of long-term obligations	17,613	15,199
Revolving line of credit	30,000	37,500
Total debt	108,090	130,562
Less: Cash	(7,886)	(2,097)

Net debt	$100,204	$128,465

FGX INTERNATIONAL HOLDINGS LIMITED

SELECTED CONSOLIDATED BALANCE SHEET DATA

(Unaudited, in thousands)

	As of	As of
	January 2, 2010	January 3, 2009

Cash	$7,886	$2,097
Accounts receivable, net	52,430	50,746
Inventories	27,548	35,543
Accounts payable	28,011	30,324
Revolving line of credit	30,000	37,500
Current maturities of long-term obligations	17,613	15,199
Long-term obligations less current maturities	60,477	77,863
FGX International Holdings Limited shareholders’ equity	61,304	41,665

FGX INTERNATIONAL HOLDINGS LIMITED

NOTE TO CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER SELECTED DATA

(Unaudited)

(1)          EBITDA from continuing operations represents income from continuing operations before interest, income taxes, depreciation and amortization. Free cash flow represents EBITDA from continuing operations less capital expenditures.  Net debt represents long-term and revolving debt less cash.  We believe that EBITDA, free cash flow, and net debt are performance measures that provide securities analysts, investors and other interested parties with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies in our industry.  We further believe that EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an EBITDA measure when reporting their results.

We believe EBITDA facilitates company-to-company operating performance comparisons by adjusting for potential differences caused by variations in capital structures (affecting net interest expense), taxation (such as the impact of differences in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance.

We believe net debt is helpful in analyzing leverage and use it as a performance measure. Net debt should not be considered as an alternative to total debt determined in accordance with GAAP.

EBITDA, free cash flow and net debt have limitations, including that they are not necessarily comparable to other similarly titled financial measures of other companies due to the potential inconsistencies in the method of calculation.  These measures should not be considered either in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.  Because of these limitations, neither EBITDA nor free cash flow should be considered as a measure of discretionary cash available to us to invest in the growth of our business.  We compensate for these limitations by relying primarily on our results presented in accordance with U.S. GAAP and using these measures only supplementally.

(2)          We have presented the “Adjustments” and “Adjusted” columnar information because we believe it provides securities analysts, investors and other interested parties with more insight as to the Company’s results without regard to certain significant events and transactions that occurred during the fiscal periods presented and that may or may not be recurring in nature. We believe the presentation of this data provides the reader with a greater understanding of the impact of certain items on specific U.S. Generally Accepted Accounting Principles (GAAP), or “as reported,” measures, including net income, income from continuing operations, operating income and gross profit.  Management utilizes this information to better understand its operating results as well as the impact of and progress on certain strategic initiatives.  The columnar information under the caption “Adjusted” are not substitutes for analysis of our results as reported under U.S. GAAP and should only be used as supplemental information.

(3)          “As Reported” results include the following items that are excluded from our “Adjusted” results: a $1.9 million charge for the three months ended January 2, 2010 related to an agreement to merge with a subsidiary of Essilor International.